Exhibit 99.1

August 08, 2006 07:00 AM US Mountain Timezone

SKYE Receives Second United States Patent for Modular Tankless Water Heater; Patent Covers the Methodology for SKYE's New FORTIS(TM) Line of Tankless Electric Water Heaters

CHANDLER, Ariz.--(BUSINESS WIRE)--Aug. 8, 2006--SKYE International Inc. (Pink Sheets: SKYY) today announced that its wholly owned subsidiary, Ion Tankless Inc., received a second issued patent for its Tankless Water Heater technology. The Method Patent was issued as Patent No. 7,088,915 on Aug. 8, 2006 by the United States Patent and Trademark Office.

According to Thomas Kreitzer, president of SKYE International, this new patent is another in an expected series of patents to be awarded to the company.

"This is the second of what we believe will be several patents issued to SKYE in connection with breakthrough water heating technology research and development initiatives commenced in October 2004," said Kreitzer.

Kreitzer went on to explain that this exciting announcement comes after SKYE's recent patent acquisition in May regarding Modular Tankless Water Heater technology. That first patent was issued as patent 7,046,922 on May 16, 2006 and followed news released by the company regarding a Manufacturing Services Agreement with Jabil Circuit Inc. (NYSE: JBL) for the production of the FORTIS(TM) line of tankless water heaters.

"This patent is yet another major milestone for our company, which speaks to the growing breadth of SKYE's intellectual property related to this dynamic line of tankless electric water heaters," Kreitzer said. "This announcement furthers the growing confidence from our investors, suppliers and vendors," Kreitzer said.

"With FORTIS(TM) moving into production, we anticipate that it will be available in the marketplace this fall," he said.

There are more than 10 million water heaters replaced every year in North America, and millions more are installed in the new homes constructed each year in the United States. The market is enormous and ready to move away from old technology to a better, advanced and more efficient water heating process.

Kreitzer explained that tankless electric technology is superior in every way -- from its space-saving design and energy conservation to providing American families with the convenience of virtually endless hot water.

About SKYE

SKYE International Inc. designs innovative consumer appliances and products with leading-edge technology and unparalleled functionality. SKYE's mission is to provide North American homes with better choices for everyday living by creating useful, multi-generational lifestyle products delivering reliability, innovation, functionality and ecological responsibility.

For more information call 877-888-SKYE or visit www.skye-betterliving.com.

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Stanton Public Relations
Mark Stanton, 602-799-2401